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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 5, 1999 incorporated by reference in Sylvan Inc.'s Annual Report on Form 10-K for the year ended January 3, 1999 and to all references to our Firm included in this registration statement.


                                                       /s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
August 4, 1999